Exhibit 99.1

Freescale Semiconductor Announces Third Quarter 2013 Results

AUSTIN, Texas--(BUSINESS WIRE)--October 24, 2013--Freescale Semiconductor, Ltd. (NYSE:FSL) today announced financial results for the third quarter ended September 27, 2013. Highlights include:

GAAP Results	Non-GAAP Results*
• Net sales of $1.09 billion	• EBITDA of $236 million
• Gross margin of 43.6%	• Adjusted earnings per share of $0.20
• Earnings per share of $0.09

“We continue to see solid progress on our strategic objectives sequentially and year over year,” said Gregg Lowe, president and CEO. “Our team remains focused on meeting our long-term goals of delivering revenue growth and margin expansion.”

Third Quarter Highlights

Net sales for the third quarter of 2013 were $1.09 billion, compared to $1.04 billion in the second quarter of 2013 and $1.01 billion in the third quarter of 2012.

Operating earnings for the period were $157 million, compared to $125 million in the second quarter of 2013 and $127 million in the third quarter of 2012. Income from operations improved on a sequential and year-over-year basis due to higher sales and improved gross margins. Third quarter 2013 results included a cash charge in selling, general and administrative expense related to the settlement of an intellectual property litigation matter.

Net earnings for the third quarter were $23 million, or $0.09 per share, compared to a loss of $65 million, or $0.25 per share, in the second quarter of 2013 and a loss of $24 million, or $0.10 in the third quarter of 2012.

Adjusted operating earnings (defined in Note 1 to the Consolidated Financial Information attached to this press release) for the three months ended September 27, 2013 were $174 million compared to earnings of $151 million in the second quarter of 2013 and $139 million in the third quarter of 2012.

Adjusted net earnings in the third quarter (defined in Note 1 to the Consolidated Financial Information attached to this press release) were $51 million, or $0.20 per share compared to earnings of $23 million, or $0.09 per share, in the second quarter of 2013 and earnings of $10 million, or $0.04 per share, in the third quarter of 2012. Sequentially and year over year, adjusted net earnings benefitted from higher sales, improving gross margins and lower interest expense.

Descriptions of EBITDA, adjusted operating earnings and adjusted net earnings and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Group Revenues

The company’s net sales figures for the third quarter of 2013 were as follows:

  Microcontroller net sales were $230 million in the third quarter, compared to $199 million in the second quarter of 2013 and $192 million in the third quarter last year. Sequentially, sales benefitted from growth in microcontrollers and applications processors sold into the consumer markets. On a year-over-year basis, sales increased primarily due to growth in microcontrollers and applications processors sold into the automotive and general embedded markets.
  Digital Networking net sales were $238 million, compared to $229 million in the second quarter of 2013 and $226 million in the third quarter last year. Networking sales benefitted both sequentially and year over year from higher spending on current and next generation enterprise systems and higher sales of products sold into the general embedded market.
  Automotive Microcontroller net sales were $270 million, compared to $272 million in the second quarter of 2013 and $252 million in the third quarter last year. Automotive microcontroller sales declined sequentially due to seasonally lower vehicle production in key geographies in which the company participates. On a year-over-year basis, sales improved due to increased vehicle production, primarily in the U.S. and China markets.
  Analog & Sensor net sales were $181 million, compared to $188 million in the second quarter of 2013 and $180 million in the third quarter last year. Analog & Sensor net sales declined sequentially primarily due to seasonally lower vehicle production. On a year-over-year basis, growth in automotive end markets was offset by declines in various consumer markets.
  RF net sales, which include sales of power amplifiers to the wireless infrastructure market, were $89 million, compared to $81 million in the second quarter of 2013 and $73 million in the third quarter last year. Sales improved sequentially and year over year due to increased spending on next-generation wireless networks, primarily in China.
  Other net sales were $77 million compared to $69 million in the second quarter of 2013 and $86 million in the third quarter last year. On a sequential basis, sales grew due primarily to higher IP revenue. Year over year, other net sales declined due primarily to lower sales into the wireless handset market.

Other Third Quarter 2013 Financial Information

  Capital Expenditures were $45 million;
  Cash and Cash Equivalents were $700 million and;
  Adjusted EBITDA* for the latest twelve months ending September 27, 2013 was $828 million.

*Adjusted for various items as indicated and defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release.

Fourth Quarter 2013 Outlook

For the fourth quarter of 2013, the company expects:

  Net sales to be between $1.03 billion and $1.07 billion;
  Gross margins to be essentially flat with Q3 2013.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4:00 p.m. Central Daylight Time on October 24, 2013. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our future revenues, operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; geological conditions in some of the earthquake-prone countries where certain of our customers and suppliers are based; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability or personal injury claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K/A and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance than GAAP measures alone. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in embedded processing solutions, providing industry leading products that are advancing the automotive, consumer, industrial and networking markets. From microprocessors and microcontrollers to sensors, analog integrated circuits and connectivity - our technologies are the foundation for the innovations that make our world greener, safer, healthier and more connected. Some of our key applications and end-markets include automotive safety, hybrid and all-electric vehicles, next generation wireless infrastructure, smart energy management, portable medical devices, consumer appliances and smart mobile devices.

The company is based in Austin, Texas, and has design, research and development, manufacturing and sales operations around the world. http://www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2013.

Freescale Semiconductor, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(in millions, except per share amounts)	Sep 27,	Jun 28,	Sep 28,
	2013	2013	2012

Net sales	$1,085	$1,038	$1,009
Cost of sales	612	597	585
Gross margin	473	441	424
Selling, general and administrative	120	115	110
Research and development	191	187	187
Amortization expense for acquired intangible assets	3	4	3
Reorganization of business and other	2	10	(3)
Operating earnings	157	125	127
Loss on extinguishment or modification of long-term debt	(1)	(59)	(3)
Other expense, net	(118)	(125)	(134)
Earnings (loss) before income taxes	38	(59)	(10)
Income tax expense	15	6	14
Net earnings (loss)	$23	$(65)	$(24)

Earnings (loss) per common share:
Basic	$0.09	($0.25)	($0.10)
Diluted (a)	$0.09	($0.25)	($0.10)

Weighted average common shares outstanding:
Basic	258	255	249
Diluted	261	259	251

Freescale Semiconductor, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended
(in millions, except per share amounts)	Sep 27,	Jun 28,	Sep 28,
	2013	2013	2012

Adjusted operating earnings	$174	$151	$139
Amortization expense for acquired intangible assets (b)	3	4	3
Non-cash share-based compensation expense (c)	12	12	12
Reorganization of business and other (g)	2	10	(3)
Operating earnings	$157	$125	$127

Adjusted net earnings	$51	$23	$10
Amortization expense for acquired intangible assets (b)	3	4	3
Non-cash share-based compensation expense (c)	12	12	12
Fair value adjustment on interest rate derivatives (d)	-	-	7
Deferred and non-current tax impact (e)	10	3	12
Loss on extinguishment or modification of long-term debt (f)	1	59	3
Reorganization of business and other (g)	2	10	(3)
Net earnings (loss)	$23	$(65)	$(24)

Adjusted earnings per common share:
Basic	$0.20	$0.09	$0.04
Diluted	$0.20	$0.09	$0.04

Weighted average common shares outstanding:
Basic	258	255	249
Diluted	261	259	251

Freescale Semiconductor, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended
	Sep 27,	Jun 28,	Sep 28,
	2013	2013	2012

Microcontrollers (1)	$230	$199	$192
Digital Networking (2)	238	229	226
Automotive MCU (3)	270	272	252
Analog & Sensors (4)	181	188	180
RF (5)	89	81	73
Other (6)	77	69	86
Total	$1,085	$1,038	$1,009

(1) Microcontrollers includes sales for industrial, multi-market, smart energy, healthcare, connectivity and multimedia applications.

(2) Digital Networking includes sales of communication and digital signal processors serving the networking and communications markets.

(3) Automotive MCU includes microcontroller sales serving the automotive market.

(4) Analog and Sensors includes sales of automotive analog, mixed-signal analog and sensor products.

(5) RF includes sales of power amplifiers.

(6) Other includes licensing and sales of intellectual property, sales of products serving the wireless handset market, sales of wafers to other semiconductor companies and other miscellaneous items.

Freescale Semiconductor, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions)	Sep 27,	Jun 28,	Sep 28,
	2013	2013	2012
ASSETS
Cash and cash equivalents	$700	$785	$763
Restricted cash for bond redemptions	782	-	-
Accounts receivable, net	426	399	440
Inventory, net	728	737	810
Other current assets	141	164	182
Total current assets	2,777	2,085	2,195

Property, plant and equipment, net	685	686	723
Intangible assets, net	56	60	77
Other assets, net	301	298	334
Total assets	$3,819	$3,129	$3,329

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current portion of long-term debt and capital lease obligations	$753	$28	$7
Accounts payable	386	372	371
Accrued liabilities and other	399	450	512
Total current liabilities	1,538	850	890

Long-term debt	6,375	6,413	6,476
Other liabilities	432	449	452

Shareholders' deficit	(4,526)	(4,583)	(4,489)
Total liabilities and shareholders' deficit	$3,819	$3,129	$3,329

Freescale Semiconductor, Ltd.
Cash Flow Summary
(Unaudited)

	Three Months Ended
(in millions)	Sep 27,	Jun 28,	Sep 28,
	2013	2013	2012

Cash flows from operations	$64	$69	$16

Cash flows from investing activities	$(61)	$(58)	$(47)

Cash flows from financing activities	$(89)	$9	$(91)

Effect of exchange rate changes on cash and cash equivalents	$1	$(2)	$4

Freescale Semiconductor, Ltd.
EBITDA and Adjusted EBITDA Reconciliations
(Unaudited)

	Three Months Ended
(in millions)	Sep 27,	Jun 28,	Sep 28,
	2013	2013	2012

EBITDA excluding the effects of other items	$236	$212	$198
Non-cash share-based compensation expense (c)	12	12	12
Fair value adjustment on interest rate derivatives (d)	-	-	7
Loss on extinguishment or modification of long-term debt (f)	1	59	3
Reorganization of business and other (g)	2	10	(3)
EBITDA	221	131	179
Depreciation	45	46	44
Amortization*	20	19	20
Interest expense, net	118	125	125
Income tax expense	15	6	14
Net earnings (loss)	$23	$(65)	$(24)

	Twelve Months Ended Sep 27, 2013
(in millions)

Net loss	$(125)
Interest expense, net	491
Income tax benefit	(7)
Depreciation and amortization expense*	258
Non-cash share-based compensation expense (c)	48
Fair value adjustment on interest rate derivatives (d)	(1)
Loss on extinguishment or modification of long-term debt (f)	83
Reorganization of business and other (g)	30
Cost savings (h)	41
Other terms (i)	10
Adjusted EBITDA	$828

*Excludes amortization of debt issuance costs, which are included in interest expense, net.

NOTES TO THE CONSOLIDATED FINANCIAL INFORMATION

Summary of Key Reconciling Items

(a) No dilutive securities have been included in the diluted net loss per share calculations in periods where a net loss was incurred.

(b) Reflects amortization expense for trademarks/tradenames due to purchase price accounting relating to our acquisition by a consortium of investors in 2006.

(c) Reflects non-cash, share-based compensation expense under the provisions of ASC Topic 718, "Compensation - Stock Compensation."

(d) Reflects the change in fair value of our interest rate derivatives which are not designated as cash flow hedges under the provisions of ASC Topic 815, "Derivatives and Hedging."

(e) Adjustments to reflect cash income tax expense.

(f) Reflects losses on extinguishments and modifications of our long-term debt.

(g) Reflects items related to our reorganization of business programs and other.

(h) Reflects costs savings that we expect to achieve from initiatives commenced prior to December 31, 2009 under our reorganization of business programs that are in process or have already been completed.

(i) Reflects adjustments required by our debt instruments, including business optimization expenses, relocation expenses and other items.

Note 1

Adjusted operating earnings represents operating earnings adjusted for the amortization of acquired intangible assets, non-cash share-based compensation expense and reorganization of businesses and other charges (benefits). Adjusted operating earnings is not a recognized term under U.S. GAAP. Adjusted operating earnings does not represent operating earnings, as that term is defined under U.S. GAAP, and should not be considered an alternative to operating earnings as an indicator of our operating performance. We have included information concerning adjusted operating earnings because we use such information when evaluating operating earnings to better evaluate the underlying performance of the Company. Adjusted operating earnings as presented herein is not necessarily comparable to similarly titled measures. A reconciliation of adjusted operating earnings to operating earnings, the most directly comparable U.S. GAAP measure, has been included in the preceding tables.

Adjusted net earnings is net earnings (loss), adjusted for certain items that we believe are not indicative of the performance of our ongoing operations. We present adjusted net earnings as a supplemental performance measure. We believe adjusted net earnings is helpful to an understanding of our business and provides a means of evaluating our performance from period to period on a more consistent basis. This presentation should not be construed as an indication that similar items will not recur or that our future results will be unaffected by other items that we consider to be outside the ordinary course of our business. Because adjusted net earnings facilitates internal comparisons of our historical financial position and operating performance on a more consistent basis, we also use adjusted net earnings for business planning purposes, in measuring our performance relative to that of our competitors and in evaluating the effectiveness of our operational strategies. Adjusted net earnings has limitations as an analytical tool, and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted net earnings only supplementally. A reconciliation of adjusted net earnings to net earnings (loss), the most directly comparable U.S. GAAP performance measure, has been included in the preceding tables.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of other items is a non-U.S. GAAP financial measure. We have included information concerning EBITDA excluding the effects of other items because we use such information to supplementally evaluate the underlying performance of the Company. EBITDA excluding the effects of other items does not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Adjusted EBITDA as shown in the preceding tables is calculated in accordance with the agreement and indentures governing Freescale Semiconductor, Inc.’s existing notes and senior credit facilities. Adjusted EBITDA is net earnings (loss) adjusted for certain non-cash and other items that are included in net earnings (loss). The ability of our subsidiaries to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios under the indentures and the senior credit facilities based on Adjusted EBITDA calculated for the most recent four fiscal quarters. Accordingly, we believe it is useful to provide the calculation of Adjusted EBITDA to investors for purposes of determining our ability to engage in these activities. Adjusted EBITDA is a non-U.S. GAAP financial measure. Adjusted EBITDA does not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Although Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our calculation of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The calculation of Adjusted EBITDA in the indentures and the senior credit facilities allows us to add back certain charges that are deducted in calculating net earnings (loss). However, some of these expenses may recur, vary greatly and are difficult to predict. Further, our debt instruments require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. We do not report Adjusted EBITDA on a quarterly basis. In addition, the measure can be disproportionately affected by quarterly fluctuations in our operating results, and it may not be comparable to the measure for any subsequent quarter, four-quarter period or any complete fiscal year. A reconciliation of net earnings (loss), which is a U.S. GAAP measure of our operating results, to Adjusted EBITDA, calculated as described above, has been included in the preceding tables.

CONTACT:
Freescale Semiconductor, Ltd.
Media:
Jacey Zuniga, 512-895-7398
jacey.zuniga@freescale.com
or
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com